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                                                                     EXHIBIT 8.1

                                  SUBSIDIARIES

                               PETSEC ENERGY LTD.

                               CONTROLLED ENTITIES

                                                                                            % OF OWNER-
                    CONTROLLED ENTITIES                         PLACE OF INCORPORATION          SHIP
                    -------------------                         ----------------------      -----------
Petsec Investments Pty. Limited                                       Australia                 100

Petroleum Securities Pty. Limited                                     Australia                 100

Najedo Pty. Limited                                                   Australia                 100

Petroleum Securities Share Plan Pty. Limited                          Australia                 100

Petsec America Pty. Limited                                           Australia                 100

Petsec (U.S.A.) Inc.                                                    U.S.A.                  100

Petsec Petroleum Inc.                                                   U.S.A.                  100

Petsec Energy Inc.                                                      U.S.A.                  100

Osglen Pty. Limited                                                   Australia                 80.7

Laurel Bay Petroleum Limited                                          Australia                 100

Ginida Pty. Limited                                                   Australia                 100

Bacobi Pty Limited                                                    Australia                 100

Western Medical Products Pty. Limited                                 Australia                 100